EXHIBIT 99
                                                   ----------
UNITED COMPANIES FINANCIAL CORPORATION
[UNITED COMPANIES LOGO]

                                              For More Information,
                                              Contact:

                                              Dale E. Redman
                                              Executive Vice President &
                                              Chief Financial Officer

                                              225-987-2385 or 800-234-8232

                                              RELEASE DATE: March 22, 1999





            United Companies Markets Sale of its
Retail Lending Platform, UC Lending(R); Ginger Mae(R) to be Closed

         DIP Hearing Rescheduled until March 31, 1999

     BATON ROUGE, LA - United Companies Financial Corporation (NYSE: UC) announced today that it will market for sale its retail lending platform, UC Lending(R). Interested parties will be requested by the Company to submit expressions of interest no later than April 6, 1999.

     The Company also announced that its efforts to sell Ginger Mae(R), its subsidiary which originates through financial institutions, have been terminated and that this unit will be closed effective immediately.

     In addition, the Company announced that due to the recent formation of the Creditor's Committee in the Company's chapter 11 case, the Bankruptcy Court hearing to consider final approval of the Company's previously announced financing and purchase agreements with Greenwich Capital Financial Products, Inc. and The CIT Group/Business Credit, Inc. has been rescheduled until March 31, 1999.

     United Companies Financial Corporation is a specialty finance company in reorganization, that provides consumer loan products nationwide through its lending subsidiary, UC Lending(R).

     The following is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release that are not historical facts are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the performance of the financial markets, in the demand for and market acceptance of United Companies' products, and in general economic conditions, including interest rates; the presence of competitors with greater financial resources and the impact of competitive products and pricing; the effect of the Company's policies including the amount of the Company expenses; the continued availability to the Company of adequate funding sources; actual prepayment rates and credit losses on loans sold as compared to prepayment rates and credit losses assumed by the Company at the time of sale for purposes of its gain on sale computations; the effect of changes in market interest rates on the spread between the coupon rates on loans sold and the rates on securities backed by such loans issued by the Company in securitization transactions and on the discount rate assumed by the Company in its gain on sale computations; timing of loan sales; the quality of the Company's owned and serviced loan portfolio including levels of delinquencies, customer bankruptcies and charge-offs; ratings; and various legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the on going risks and uncertainties, see Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Investment Considerations in the Company's Annual Report on Form 10-K for the year ending December 31, 1997, as well as other Company filings with the Securities and Exchange Commission.